Whenever confidential information is omitted herein (such omissions are denoted by an asterisk), such confidential information has been submitted separately to the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                    Exhibit C-10

                                                                    CONFIDENTIAL

                   PRESENTATION TO THE BOARD OF DIRECTORS OF:

                                 [SYLVAN LOGO]

                               September 18, 2002

                        LANE, BERRY & CO. INTERNATIONAL

TIMELINE OF SIGNIFICANT EVENTS / ACTIONS

        MAY 2002
S   M   T   W   T   F   S
            1   2   3   4
5   6   7   8   9   10  11
12  13  14  15  16  17  18
19  20  21  22  23  24  25
26  27  28  29  30  31


       JUNE 2002
S   M   T   W   T   F   S
                        1
2   3   4   5   6   7   8
9   10  11  12  13  14  15
16  17  18  19  20  21  22
23  24  25  26  27  28  29/30

       JULY 2002
S   M   T   W   T   F   S
    1   2   3   4   5   6
7   8   9   10  11  12  13
14  15  16  17  18  19  20
21  22  23  24  25  26  27
28  29  30  31

      AUGUST 2002
S   M   T   W   T   F   S
                1   2   3
4   5   6   7   8   9   10
11  12  13  14  15  16  17
18  19  20  21  22  23  24
25  26  27  28  29  30  31

     SEPTEMBER 2002
S   M   T   W   T   F   S
1   2   3   4   5   6   7
8   9   10  11  12  13  14
15  16  17  18  19  20  21
22  23  24  25  26  27  28
29  30


--------------------------------------------------------------------------------
DATE:           ACTIVITY:
--------------------------------------------------------------------------------
5/14            Sylvan Announces Plans To Explore Strategic Alternatives
--------------------------------------------------------------------------------
5/30            Shareholder Meeting, Board of Directors Update
--------------------------------------------------------------------------------
6/25            Preliminary Sale Process Materials Circulated To Board of
                Directors
--------------------------------------------------------------------------------
7/11            Lane Berry Conference Call with Board of Directors To Finalize
                Sale Process Materials
--------------------------------------------------------------------------------
7/23            Lane Berry Begins Making Calls To Prospective Buyers
--------------------------------------------------------------------------------
8/05            Angelo Sartor Issues Press Release
--------------------------------------------------------------------------------
8/08            Sylvan Announces Second Quarter Earnings / Results
--------------------------------------------------------------------------------
8/19 - 8/23     Lane Berry Communicates Bidding Process and Deadline to
                Prospective Buyer
--------------------------------------------------------------------------------
9/05            Deadline For Submitting Non-Binding Indication of Interest
--------------------------------------------------------------------------------


LANE, BERRY & CO. INTERNATIONAL                                                2

PRICE/VOLUME CHART SINCE MAY 1, 2002

May 1, 2002 - September 10, 2002


                                  (LINE GRAPH)

LANE, BERRY & CO. INTERNATIONAL                                                3

SUMMARY OF CALLING EFFORTS AND BUYER INTEREST

-     Lane Berry contacted a total of 31 prospective buyers

- 8 of the 14 strategic buyers received a "Teaser" and 1 of these 8 received a Confidentiality Agreement

      - None of the strategic buyers executed a Confidentiality Agreement; therefore, no strategic buyer received a "Wrapper"

      -     All of the 8 parties eventually declined further interest

      -     The other 6 strategic buyers immediately declined further interest

- 11 of the 17 financial buyers received a "Teaser" and 7 of these 11 executed a Confidentiality Agreement and received a "Wrapper"

      - Some financial buyers that did not receive a "Teaser" or executed a Confidentiality Agreement evaluated the merits of a deal by using public filings

      - One financial buyer, Brynwood Partners, just recently received a book, and therefore has yet to submit a bid or decline further interest

- One financial buyer, American Securities Capital Partners, submitted a non-binding indication of interest

-------------------------------------------------------
                CALL      TEASER      BOOK      BID
-------------------------------------------------------
STRATEGIC        14          8          0        0
FINANCIAL        17         11          7        1
                ---------------------------------------
TOTAL            31         19          7        1
-------------------------------------------------------


LANE, BERRY & CO. INTERNATIONAL                                                4

                                      (Confidential information omitted pursuant
                                     to the request for confidential treatment.)

SUMMARY CALL SHEET

POTENTIAL STRATEGIC BUYERS

                              SENT CA                       DECLINED
                              AND/OR    SIGNED   RECEIVED   FURTHER
POTENTIAL BUYERS              TEASER      CA       BOOK     INTEREST
--------------------------------------------------------------------
1.  *                                                           X
--------------------------------------------------------------------
2.  *                                                           X
--------------------------------------------------------------------
3.  *                            X                              X
--------------------------------------------------------------------
4.  *                                                           X
--------------------------------------------------------------------
5.  *                                                           X
--------------------------------------------------------------------
6.  *                                                           X
--------------------------------------------------------------------
7.  *                            X                              X
--------------------------------------------------------------------
8.  *                            X                              X
--------------------------------------------------------------------
9.  *                            X                              X
--------------------------------------------------------------------
10. *                            X                              X
--------------------------------------------------------------------
11. *                            X                              X
--------------------------------------------------------------------
12. *                            X                              X
--------------------------------------------------------------------
13. *                                                           X
--------------------------------------------------------------------
14. *                            X                              X
--------------------------------------------------------------------



POTENTIAL FINANCIAL BUYERS

                                            SENT CA                       DECLINED
                                            AND/OR    SIGNED   RECEIVED   FURTHER
POTENTIAL BUYERS                            TEASER      CA       BOOK     INTEREST
----------------------------------------------------------------------------------
1.  *                                          X                              X
----------------------------------------------------------------------------------
2.  *                                          X        X         X           X
----------------------------------------------------------------------------------
3.  *                                          X        X         X
----------------------------------------------------------------------------------
4.  *                                                                         X
----------------------------------------------------------------------------------
5.  *                                          X        X         X           X
----------------------------------------------------------------------------------
6.  *                                          X        X         X
----------------------------------------------------------------------------------
7.  *                                          X                              X
----------------------------------------------------------------------------------
8.  *                                          X        X         X           X
----------------------------------------------------------------------------------
9.  *                                                                         X
----------------------------------------------------------------------------------
10. Lake Pacific Partners                                                     X
----------------------------------------------------------------------------------
11. *                                                                         X
----------------------------------------------------------------------------------
12. *                                          X                              X
----------------------------------------------------------------------------------
13. *                                                                         X
----------------------------------------------------------------------------------
14. *                                          X        X         X           X
----------------------------------------------------------------------------------
15. *                                          X                              X
----------------------------------------------------------------------------------
16. *                                          X        X         X           X
----------------------------------------------------------------------------------
17. *                                                                         X
----------------------------------------------------------------------------------


LANE, BERRY & CO. INTERNATIONAL                                                5

GENERAL REASONS FOR A DECLINE OF INTEREST

STRATEGIC PARTIES

-     Both spawn and fresh mushrooms are not their core businesses

      -     Currently, only focusing on their areas of expertise

  FINANCIAL PARTIES

-     Valuation issues

      - High levels of capital expenditures with a relatively low associated rate of return

      -     Stock price already fully valued

-     Lack of quality growth opportunities

      -     Down to flat projections -- both top line and bottom line

-     Size of the deal (equity investment) too small


LANE, BERRY & CO. INTERNATIONAL                                                6

                                      (Confidential information omitted pursuant
                                     to the request for confidential treatment.)

BID SUMMARY


PARTY:                       *

PRICE PER SHARE RANGE:       $10.00 - $11.00


FINANCING SOURCES:           Equity and Senior Debt


ADDITIONAL COMMENTS:         -  In order to reach the higher end of the above
                                price range, * stated that they would need to
                                see growth opportunities in excess of those
                                presented in the provided materials

                             -  Equity component would come from *'s $650MM fund

                             - * stated that they would offer management the opportunity to "roll-over" or invest in the transaction on the same terms as *

                             -  Key managers would have the chance to
                                participate in a performance-based management stock option program


LANE, BERRY & CO. INTERNATIONAL                                                7

OVERVIEW OF ALTERNATIVES


ALTERNATIVE             CONTINUE WITH SALE PROCESS                DUTCH AUCTION TENDER              OPEN MARKET SHARE REPURCHASE
------------------------------------------------------------------------------------------------------------------------------------
MECHANICS           - Choose final round participant(s)   - Set a price range and the amount    - Choose between three approaches:
                    - Help buyer(s) perform due             of shares for the tender offer        systematic, opportunistic and
                      diligence                           - Repurchase shares at the lowest       blended
                    - Conduct management presentations      price within the range which        - A systematic approach sets
                    - Set a deadline for final bid(s)       allows the Company to repurchase      regular purchases of a constant
                    - Choose parties with which to          the desired amount of stock           amount and sends a strong signal
                      negotiate further                                                           to the market
                    - Reach agreement in principle        - All shareholders receive the same   - An opportunistic approach buys
                    - Negotiate and close                   price                                 stock on weakness and provides
                                                          - Shareholders can withdraw their       greater flexibility; however,
                                                            shares at any time prior to           sends a weaker signal to the
                                                            expiration of the tender              market
                                                                                                - Blended utilizes both approaches
                                                                                                  and calls for regular minimum
                                                                                                  purchases
------------------------------------------------------------------------------------------------------------------------------------
REQUIREMENTS        - Draft management presentation       - Tender for a specific number of     - Sufficient projected cash flow
                    - Organize a data room                  shares                              - A liquid market for the Company's
                    - Be available for due diligence      - Hold tender offer open for at         stock
                      presentations, conference calls       least 20 business days and a 10
                      and interviews                        day extension for any change in
                                                            desired number of repurchased
                                                            shares
------------------------------------------------------------------------------------------------------------------------------------
TIMING              - Prepare management presentation:    - Secure additional financing         - Not applicable
                      2-3 weeks                           - Preparation work: 2-3 weeks
                    - Due diligence: 4 weeks              - Process: 4-6 weeks
                    - Close transaction: 2-3 months
------------------------------------------------------------------------------------------------------------------------------------


LANE, BERRY & CO. INTERNATIONAL                                                8

ALTERNATIVE 1 - CONTINUE WITH SALE PROCESS

                                   ADVANTAGES

- Continuation of process would provide for full information from which to make strategic alternatives decision

- Provides full liquidity for large shareholders at price close to current market price

- Removal of public company pressures could allow the Company to better pursue business/market opportunities and remove distractions

- Announcement that the Company will not be sold will have a likely negative impact on the stock price

                                POTENTIAL ISSUES

- The Company will need to demonstrate additional growth opportunities in order to reach the higher end of the prospective buyer's share price range

- Could result in further disruption to existing operations, relations with employees and relations with customers

- It is not guaranteed that the prospective buyer(s) will remain in the price range that they originally bid

- The price range being discussed is not guaranteed of being ratified by a shareholder vote


LANE, BERRY & CO. INTERNATIONAL                                                9

ALTERNATIVE 2 - SELF-FINANCED PARTIAL TENDER OFFER

                                   ADVANTAGES

- Provides some liquidity to existing shareholders near the 52-week high share price

-     Tax efficient to shareholders versus a dividend

- May represent best investment opportunity for the Company's expected cash flow generation

- Additional leverage may increase focus on profitable investment opportunities and cost saving initiatives

-     Share price should experience accelerated growth and returns

-     Limited disruption to existing operations

-     Shows conclusion to strategic alternatives process



                                POTENTIAL ISSUES

- Stock price is currently near its 52-week high and may be fully valued - buying shares at the peak

-     Exacerbates "micro cap" public company issues

      -     Reduces public float

      -     Limited liquidity for shares

      -     High concentration of ownership

      -     No analyst coverage

      -     Continued public company administrative costs

-     Leverage and risk profile increase which will limit financial flexibility

- Potential for some change in ownership concentration depending on final allocation of tendered shares


LANE, BERRY & CO. INTERNATIONAL                                               10

ALTERNATIVE 3 - OPEN MARKET SHARE REPURCHASES

ADVANTAGES

-     Continued stock support

-     Flexibility on the number of shares and timing of purchase

-     More appropriate when target amount is less than 10% of shares outstanding

-     Communicates management's belief that shares are undervalued

-     Lowers the overall cost of capital

- Maintains relatively low leverage and therefore the Company's financial flexibility

POTENTIAL ISSUES

- Shareholders likely to perceive this alternative as a "do nothing" strategy

- Likely to be adverse market response due to past market experiences with announced share repurchase programs

- Shareholders may pressure the Company to reduce capital investments in business in order to fund the repurchase of shares

-     Shares are tainted for two years from purchase


LANE, BERRY & CO. INTERNATIONAL

LBO RETURN ANALYSIS

IMPROVED GROWTH WILL LIKELY LEAD TO A HIGHER SHARE PURCHASE PRICE.

Equity Returns To Sponsor Sensitivity Tables:

                                                                  0.0% EBITDA GROWTH
                                            -------------------------------------------------------------
                                            $10.00          $11.00              $12.00             $13.00
                                            ------          ------              ------             ------
                          3.0X               15.3%           12.6%               10.3%              8.2%
LEVERAGE                  3.5X               17.3%           14.1%               11.3%              8.9%
                          4.0X               20.3%           16.1%               12.7%              9.8%


                                                                  2.5% EBITDA GROWTH
                                             ------------------------------------------------------------
                                             $10.00         $11.00              $12.00             $13.00
                                             ------         ------              ------             ------
                          3.0X               19.4%          16.6%               14.2%              12.1%
LEVERAGE                  3.5X               21.9%          18.6%               15.7%              13.2%
                          4.0X               25.6%          21.2%               17.7%              14.6%


                                                                  5.0% EBITDA GROWTH
                                             ------------------------------------------------------------
                                             $10.00         $11.00              $12.00             $13.00
                                             ------         ------              ------             ------
                          3.0X               22.7%          19.9%               17.4%              15.3%
LEVERAGE                  3.5X               25.7%          22.2%               19.3%              16.7%
                          4.0X               29.8%          25.4%               21.7%              18.5%


                                                                 10.0% EBITDA GROWTH
                                            -----------------------------------------------------------
                                            $10.00             $11.00          $12.00            $13.00
                                            ------             ------          ------            ------
                         3.0X               29.8%              26.8%           24.2%             21.9%
LEVERAGE                 3.5X               33.4%              29.8%           26.6%             23.9%
                         4.0X               38.5%              33.7%           29.7%             26.4%


LANE, BERRY & CO. INTERNATIONAL

DUTCH TENDER ANALYSIS

A LARGE SHARE REPURCHASE WILL LEAD TO IMPROVED EPS GROWTH IN ALL SCENARIOS.

2007 Earnings Per Share Sensitivity Tables:


                                                               0.0% EBITDA GROWTH
                                      ----------------------------------------------------------------------
                                      $10.00         $11.00          $12.00           $13.00          $14.00
                                      ------         ------          ------           ------          ------
                       3.0X           $1.27          $1.24           $1.21            $1.19           $1.18
LEVERAGE               3.5X           1.46           1.39            1.33             1.29            1.25
                       4.0X           1.76           1.61            1.50             1.42            1.36


                                                                2.5% EBITDA GROWTH
                                      ----------------------------------------------------------------------
                                      $10.00         $11.00          $12.00           $13.00          $14.00
                                      ------         ------          ------           ------          ------
                       3.0X           $1.63          $1.59           $1.55            $1.53           $1.51
LEVERAGE               3.5X           1.89           1.80            1.73             1.68            1.63
                       4.0X           2.33           2.13            1.99             1.88            1.80


                                                                  5.0% EBITDA GROWTH
                                      ----------------------------------------------------------------------
                                      $10.00         $11.00          $12.00           $13.00          $14.00
                                      ------         ------          ------           ------          ------
                       3.0X           $2.00          $1.95           $1.91            $1.88           $1.85
LEVERAGE               3.5X           2.35           2.24            2.15             2.08            2.03
                       4.0X           2.92           2.67            2.49             2.36            2.26


                                                                 10.0% EBITDA GROWTH
                                      ----------------------------------------------------------------------
                                      $10.00         $11.00          $12.00           $13.00          $14.00
                                      ------         ------          ------           ------          ------
                       3.0X           $2.87          $2.80           $2.75            $2.70           $2.66
LEVERAGE               3.5X           3.43           3.26            3.13             3.03            2.95
                       4.0X           4.31           3.94            3.68             3.48            3.33


LANE, BERRY & CO. INTERNATIONAL

ALTERNATIVE COMPARISON -- THEORETICAL FUTURE STOCK PRICES


                                                                                 2007
                                                                                STOCK        2007
                                         EARNINGS PER SHARE                     PRICE @     STOCK
                         --------------------------------------------------      5.5X       PRICE @
                          2003       2004       2005       2006       2007      EBITDA     12.0X P/E
                         ------     ------     ------     ------     ------     ------      ------
0.0% EBITDA GROWTH
   Status Quo            $ 0.95     $ 0.97     $ 1.01     $ 1.04     $ 1.12     $17.57      $13.41
   Dutch Tender (1)        1.17       1.20       1.24       1.28       1.39      19.40       16.63
   Share Repurchase        0.95       1.04       1.16       1.29       1.51      20.26       18.15

2.5% EBITDA GROWTH
   Status Quo            $ 1.00     $ 1.08     $ 1.16     $ 1.26     $ 1.40     $20.54      $16.76
   Dutch Tender (1)        1.25       1.35       1.47       1.60       1.80      23.82       21.62
   Share Repurchase        1.00       1.15       1.35       1.59       1.95      24.36       23.35

5.0% EBITDA GROWTH
   Status Quo            $ 1.05     $ 1.18     $ 1.32     $ 1.48     $ 1.69     $23.27      $20.27
   Dutch Tender (1)        1.32       1.50       1.71       1.94       2.24      27.90       26.87
   Share Repurchase        1.05       1.25       1.53       1.87       2.35      27.74       28.17

10.0% EBITDA GROWTH
   Status Quo            $ 1.15     $ 1.39     $ 1.67     $ 1.98     $ 2.36     $30.05      $28.31
   Dutch Tender (1)        1.47       1.82       2.22       2.68       3.26      38.02       39.10
   Share Repurchase        1.15       1.48       1.94       2.52       3.33      36.67       40.01

(1) The Dutch tender scenario assumes that the company can lever up to 3.5x EBITDA and clears a tender price of $11.00 per share.


LANE, BERRY & CO. INTERNATIONAL

COST OF EQUITY CALCULATION


(USD IN MILLIONS)                   CURRENT     3.0X DEBT    3.5X DEBT     4.0X DEBT
                                    -------      -------      -------       -------
Market Capitalization               $  66.3      $  53.5      $  45.4       $  37.3
Plus: Debt                             35.5         48.4         56.5          64.5
Less: Cash                              5.6          5.6          5.6           5.6
                                    -------      -------      -------       -------
Enterprise Value                       96.3         96.3         96.3          96.3
Debt / Market Equity                   53.6%        90.5%       124.4%        172.9%
Levered Beta (1)                       0.55         0.65         0.74          0.87
Derived Cost of Equity (2) (3)         10.7%        11.8%        12.7%         14.1%


(1) The levered beta = unlevered beta * (1 + (1 - taxrate) * debt / market equity)

(2) The derived cost of equity = risk free rate + [company's beta * equity risk premium]

(3) Equity Risk Premium of 10.6% relates to Ibbotson's micro-cap companies with an equity value less than $252 million


LANE, BERRY & CO. INTERNATIONAL

ALTERNATIVE COMPARISON -- IMPLIED 2002 STOCK PRICES


                         2007
                         STOCK                 2002 STOCK PRICE DISCOUNTED AT:
                        PRICE @      ------------------------------------------------------
                      5.5X EBITDA     10.0%       11.0%       12.0%       13.0%       14.0%
0.0% EBITDA GROWTH
   Status Quo            $17.57      $10.91      $10.42      $ 9.97      $ 9.53      $ 9.12
   Dutch Tender (1)       19.40       12.04       11.51       11.01       10.53       10.07
   Share Repurchase       20.26       12.58       12.02       11.50       11.00       10.52

2.5% EBITDA GROWTH
   Status Quo            $20.54      $12.75      $12.19      $11.65      $11.15      $10.67
   Dutch Tender (1)       23.82       14.79       14.14       13.52       12.93       12.37
   Share Repurchase       24.36       15.13       14.46       13.82       13.22       12.65

5.0% EBITDA GROWTH
   Status Quo            $23.27      $14.45      $13.81      $13.20      $12.63      $12.09
   Dutch Tender (1)       27.90       17.32       16.55       15.83       15.14       14.49
   Share Repurchase       27.74       17.23       16.46       15.74       15.06       14.41

10.0% EBITDA GROWTH
   Status Quo            $30.05      $18.66      $17.83      $17.05      $16.31      $15.61
   Dutch Tender (1)       38.02       23.61       22.56       21.57       20.63       19.75
  Share Repurchase        36.67       22.77       21.76       20.81       19.90       19.05

(1) The Dutch tender scenario assumes that the company can lever up to 3.5x EBITDA and clears a tender price of $11.00 per share.


LANE, BERRY & CO. INTERNATIONAL

ALTERNATIVE COMPARISON -- IMPLIED 2002 STOCK PRICES


                           2007
                           STOCK                  2002 STOCK PRICE DISCOUNTED AT:
                          PRICE @    --------------------------------------------------------
                        12.0X P/E      10.0%       11.0%      12.0%       13.0%       14.0%
                        ---------      -----       -----      -----       -----       -----
0.0% EBITDA GROWTH
   Status Quo            $  13.41    $   8.33    $   7.96    $   7.61    $   7.28    $   6.97
   Dutch Tender (1)         16.63       10.33        9.87        9.44        9.03        8.64
   Share Repurchase         18.15       11.27       10.77       10.30        9.85        9.42

2.5% EBITDA GROWTH
   Status Quo            $  16.76    $  10.41    $   9.95    $   9.51    $   9.10    $   8.71
   Dutch Tender (1)         21.62       13.43       12.83       12.27       11.74       11.23
   Share Repurchase         23.35       14.50       13.86       13.25       12.68       12.13

5.0% EBITDA GROWTH
   Status Quo            $  20.27    $  12.59    $  12.03    $  11.50    $  11.00    $  10.53
   Dutch Tender (1)         26.87       16.68       15.95       15.25       14.58       13.95
   Share Repurchase         28.17       17.49       16.72       15.98       15.29       14.63

10.0% EBITDA GROWTH
   Status Quo            $  28.31    $  17.58    $  16.80    $  16.06    $  15.37    $  14.70
   Dutch Tender (1)         39.10       24.28       23.20       22.19       21.22       20.31
   Share Repurchase         40.01       24.84       23.74       22.70       21.72       20.78

(1) The Dutch tender scenario assumes that the company can lever up to 3.5x EBITDA and clears a tender price of $11.00 per share.


LANE, BERRY & CO. INTERNATIONAL